APPENDIX B TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

Amended July 21, 2026

SERIES AND CLASSES

Series of Ultimus Managers Trust	Classes of Shares
Adler Value Fund	Institutional
Blue Current Global Dividend Fund	Institutional
Blueprint Adaptive Growth Allocation Fund	Institutional
HVIA Equity Fund	Institutional
Lyrical U.S. Value Equity Fund	A
C
Institutional
Investor
Lyrical U.S. Value Equity ETF	No class designation
Lyrical International Value Equity Fund	Institutional
Investor
Lyrical International Value Equity ETF	No class designation
Marshfield Concentrated Opportunity Fund	No class designation
Meehan Focus Fund	No class designation
Nia Impact Solutions Fund	No class designation
Q3 All-Season Active Rotation ETF	No class designation
Q3 All-Season Systematic Opportunities Fund	Institutional
Q3 All-Season Tactical Advantage ETF	No class designation
Q3 All-Season Total Return Fund	Institutional
Wavelength Fund	No class designation
Westwood Alternative Income Fund	A
Institutional
Ultra
Westwood Broadmark Tactical Growth Fund	A
C
Institutional
Westwood Broadmark Tactical Plus Fund	A
F
Institutional
Westwood Enhanced Alternative Income ETF	No class designation
Westwood Enhanced Income Opportunity ETF	No class designation
Westwood Enhanced Multi-Asset Income ETF	No class designation
Westwood Income Opportunity Fund	A
C
Institutional
Ultra
Westwood LBRTY International Equity ETF	No class designation
Westwood LBRTY Emerging Markets Equity ETF	No class designation

Westwood Multi-Asset Income Fund	A
Institutional
Westwood Quality SmallCap Fund	A
C
Institutional
Ultra
Westwood Quality SMidCap Fund	Institutional
Ultra
Westwood Quality Value Fund	A
Institutional
Ultra
Westwood Real Estate Income Fund	A
Institutional
Westwood Salient Enhanced Midstream Income ETF	No class designation
Westwood Salient Enhanced Energy Income ETF	No class designation
Westwood Salient MLP & Energy Infrastructure Fund	A
C
Institutional
Ultra
Westwood Salient Enhanced Power & Infrastructure ETF	No class designation